Exhibit 10.1

ENER-CORE, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of the _____ day of _____________, 2015, by and between Ener-Core, Inc., a Delaware corporation (the “Company”), and _______________ (“Indemnitee”).

RECITALS

A.           Highly competent and experienced persons have become more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and/or indemnification against risks of claims and actions against them, arising out of their service to and activities on behalf of the Company.

B.            The Board of Directors of the Company (the “Board”) has determined that in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its Subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums, and with more exclusions. At the same time, directors, officers and other persons serving corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation of the Company (the “Charter”) and the Bylaws of the Company (the “Bylaws” and together with the Charter, the “Governing Documents”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Governing Documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that the Company and members of the Board and officers of the Company may enter into contracts to protect such persons against claims and expenses arising from their services on behalf of the Company.

C.            The uncertainties relating to such insurance and to such indemnification have increased the difficulty of attracting and retaining such persons. The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

D.            The Board has also determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and hold harmless, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected.

E.            This Agreement is a supplement to and in furtherance of the Governing Documents of the Company, and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

F.            Indemnitee does not regard the protection available under the Governing Documents and insurance as adequate in the present circumstances, and may not be willing to serve, continue to serve and take on additional service for or on behalf of the Company without adequate protection, and the Company desires Indemnitee to serve, continue to serve and take on additional service for or on behalf of the Company. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

AGREEMENT

In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

1.            The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

2.            “Change in Control” means the occurrence of any of the following events:

(i)            Acquisition of Stock by Third Party. The acquisition after the date of this Agreement by any Person of Beneficial Ownership of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) below;

(ii)           Change in Board of Directors. Members of the Incumbent Board cease to constitute at least a majority of the members of the Board;

(iii)          Corporate Transactions. Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners of, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries), (B) no Person (excluding any corporation resulting from a Business Combination) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities except to the extent that such ownership existed prior to the Business Combination, or (C) at least a majority of the members of the board of directors or other similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

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(iv)          Liquidation. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)          Other Events. The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

3.            “Claim” means an actual or threatened claim or request for relief that was, is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status.

4.            “Common Stock” means the Company’s common stock, par value $0.0001 per share, and such other securities as may be substituted (or resubstituted) for such Common Stock.

5.            “Corporate Status” means the status of a person who is, becomes or was a director, officer, trustee, partner, member, employee, agent, fiduciary or similar functionary of the Company or is, becomes or was serving at the request of the Company as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another Enterprise. For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

6.            “Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who at the time of the vote is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

7.            “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly-owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, member, employee, agent, fiduciary or similar functionary.

8.            “Exchange” means the principal securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted.

9.            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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10.          “Expenses” means all attorneys’ fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal) a Proceeding, and all interest or finance charges attributable to any thereof. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include (i) such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments, and (ii) such amounts as are incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond, or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

11.          “Incumbent Board” means (a) the individuals who, as of the date of this Agreement, constitute the Board and (b) any other individual who becomes a director of the Company after that date and, in the case of the foregoing clause (b), whose election or appointment by the Board, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

12.          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel under this Agreement or similar agreements), (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder, or (c) the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

13.          “Independent Directors” means the directors on the Board that are independent directors as defined in the listing rules of the applicable Exchange.

14.          “Person” means any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

15.          “Potential Change in Control” shall be deemed to have occurred if (i) any Person shall have announced publicly an intention to take actions to effect a Change in Control, or commenced any action (such as the commencement of a tender offer for the Company’s Common Stock or the solicitation of proxies for the election of any of the Company’s directors) that, if successful, would reasonably be expected to result in the occurrence of a Change in Control; (ii) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (iii) any other event occurs that the Board declares to be a Potential Change in Control; or (iv) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his or her Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof, unless such acquisition was approved in advance by the Board.

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16.          “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise, and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative, legislative or investigative (formal or informal) nature, including any appeal therefrom in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by him or her or of any action (or failure to act) on his or her part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

17.          “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

18.          “Voting Securities” means any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

ARTICLE II

Services by Indemnitee

Indemnitee will serve or continue to serve as an officer or director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is terminated by the Company. Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for the Company (including another officer or director position) or as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another Enterprise. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Company or any of its Subsidiaries or affiliated entities.

ARTICLE III

Indemnification

Section 3.1      General. Subject to the provisions set forth in Article IV, the Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may hereafter from time to time permit. The other provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification or to advancement of Expenses pursuant to this Article III shall in any way limit the rights of Indemnitee under Article VII.

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Section 3.2      Additional Indemnity of the Company. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor). Pursuant to this Section 3.2, Indemnitee shall be indemnified against any and all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein. Notwithstanding the foregoing, the obligations of the Company under this Section 3.2 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in the form of a written opinion) shall have been made pursuant to Article IV that Indemnitee would not be permitted to be indemnified under applicable law. Nothing in this Section 3.2 shall limit the benefits of Section 3.1, Section 3.3, or any other Section in this Article III.

Section 3.3      Advancement of Expenses. The Company shall pay all Expenses reasonably incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or Proceeding, whether brought by or in the right of the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof (and shall continue to pay such Expenses after such determination, and until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses) within thirty (30) days after the receipt by the Company of (a) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding, and (b) a written affirmation from Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnitee to be permitted to be indemnified under applicable law. Any such payment by the Company is referred to in this Agreement as an “Expense Advance.” In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall also submit an affidavit stating that the Expenses incurred were, or in the case of retainers to be incurred are, reasonably incurred. Any dispute as to the reasonableness of the incurrence of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against Indemnitee. Indemnitee hereby undertakes and agrees that Indemnitee will reimburse and repay the Company without interest for any Expense Advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal, or in a final adjudication of an arbitration pursuant to Section 5.1, if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses under the provisions of this Agreement, the Governing Documents, applicable law or otherwise. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the immediately prior sentence. The Company will be entitled to participate in the Claim or Proceeding at its own expense.

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Section 3.4     Indemnification for Additional Expenses. It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees and other costs and expenses (of the types described in the definition of Expenses in Article I) associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation, arbitration or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) business days of that request) advance those Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against, or action brought by, Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Governing Documents now or hereafter in effect relating to any Claim or Proceeding, (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, or (iii) enforcement of, or claims for breaches of, any provision of this Agreement, in each of the foregoing situations, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, Expense Advance, insurance recovery, enforcement, or damage claim, as the case may be, and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise; provided, however, with respect to the foregoing clauses (i), (ii) and (iii), if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advancement shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater. To the extent that it is ultimately determined that Indemnitee is not wholly successful on the underlying claims, the execution and delivery to the Company of this Agreement shall constitute an undertaking providing that the Indemnitee undertakes to repay, if required by law, the amounts advanced (without interest) to the extent the Indemnitee is not successful on such underlying claims.

Section 3.5      Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or Proceedings, or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

ARTICLE IV

Procedure for Determination of Entitlement

to Indemnification

Section 4.1      Notification and Request by Indemnitee. Indemnitee agrees to notify the Company promptly in writing and, in all events within ten (10) days, upon being served with or otherwise having received any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or Claim that may be subject to indemnification or hold harmless rights or Expense Advances hereunder. The written notification shall include a description of the nature of the Proceeding or Claim and the facts underlying the Proceeding or Claim and copies of any and all summons, citation, subpoena, complaint or other document received by Indemnitee in connection such Claim or Proceeding. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation that it may have to the Indemnitee under this Agreement, or otherwise, except to the extent that the Company shall have been materially prejudiced as a direct result of such failure. The Company shall promptly notify Indemnitee in writing and, in all events within ten (10) days, as to the pendency of any Proceeding or Claim that may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or hold harmless rights or Expense Advances hereunder. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for the Company to indemnify and hold harmless Indemnitee, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, in accordance with this Agreement. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. The Secretary or an Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Following such a written request for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 4.2.

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Section 4.2      Determination of Request. Upon written request by Indemnitee for indemnification pursuant to Section 4.1 hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified, shall be made by one of the following four methods (which shall be at the election of the Board if there has not been a Change in Control or Potential Change in Control), and which shall be at the election of the Indemnitee if there has been a Change in Control or Potential Change in Control: (a) by a majority vote of the Disinterested Directors, even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (d) if so directed by the Board, by the stockholders of the Company.

If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within thirty (30) days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 4.2 prior to the disposition or conclusion of a Claim or Proceeding against Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to, and to the extent required by, the provisions of Article III. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and is reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.

Section 4.3      Independent Counsel. If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (b) if there are no Disinterested Directors, by a majority vote of the Board, and the Company shall give written notice to Indemnitee, within ten (10) business days after receipt by the Company of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected. To the fullest extent permitted by law, if a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within ten (10) business days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board, in which event the Company shall give written notice to Indemnitee within ten (10) business days after receipt of Indemnitee’s request for the Board or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 4.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven (7) days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five (5) days to make a written objection to such alternate selection. If, within thirty (30) days after submission of Indemnitee’s request for indemnification pursuant to Section 4.1, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 4.2. The Company shall pay any and all fees and expenses reasonably incurred by such Independent Counsel in connection with acting pursuant to Section 4.2, and the Company shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 4.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

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Section 4.4      Presumptions and Effect of Certain Proceedings.

(a)          Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 4.1, and the Company shall have the burden of proof to overcome that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis by Independent Counsel (or such other person or persons) convinces Independent Counsel by clear and convincing evidence that the presumption should not apply. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          If the person or persons empowered or selected pursuant to Article IV to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request by Indemnitee therefor, Indemnitee shall be entitled to an adjudication in the Delaware Court of Chancery; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination with respect to entitlement to indemnification in good faith requires or require such additional time to obtain or evaluate documentation and/or information relating to such determination; and provided, further, that the sixty (60) day limitation set forth in this Section 4.4(b) shall not apply, and such period shall be extended as necessary, (A) if within thirty (30) days after receipt by the Company of the request for indemnification under Section 4.1, Indemnitee and the Company have agreed, and the Board has resolved to submit such determination to the stockholders of the Company, pursuant to Section 4.2, for their consideration at an annual meeting of stockholders to be held within ninety (90) days after such agreement and such determination is made thereat, or a special meeting of stockholders is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (B) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2, in which case the applicable period shall be as set forth in Section 5.1(c).

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(c)          The termination of any Proceeding, Claim, issue or matter, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

ARTICLE V

Certain Remedies of Indemnitee

Section 5.1     Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder (including, without limitation, any Expense Advances); or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2 and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the latest of (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection, or (iii) expiration of all periods for the Company or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancements due hereunder, including, without limitation, Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted pursuant to the Delaware Rapid Arbitration Act. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire. The Company agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration and it shall continue to pay Expense Advances pursuant to Section 3.3 until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to this Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 5.1, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3.3, until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

Section 5.2     Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Agreement shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Agreement, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof to overcome such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

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Section 5.3     Company Bound by the Agreement. The Company, to the fullest extent not prohibited by applicable law, shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

Section 5.4   Disposition of Proceeding. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 5.5      Company’s Right to Defend. In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

ARTICLE VI

Contribution

Section 6.1      Contribution Payment. To the extent that the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee’s Corporate Status, the Company, in lieu of indemnifying Indemnitee, shall, to the fullest extent permitted by law, contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of such Proceeding and to any and all amounts paid in settlement of that Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted (“Contribution Amounts”), in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Company, the “Third Parties”), on the other hand.

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Section 6.2      Relative Fault. The relative fault of the Third Parties and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party which makes a determination pursuant to Article IV) after giving effect to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.2.

ARTICLE VII

Miscellaneous

Section 7.1      Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee shall have under the DGCL or other applicable law, the Charter and/or Bylaws of the Company, any other agreement, vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of the Charter and/or Bylaws of the Company or any provision thereof shall adversely affect Indemnitee’s rights hereunder, and such rights shall be in addition to any rights Indemnitee may have under the Charter and/or Bylaws and the DGCL or other applicable law. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Company’s Charter and/or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. Any amendment, alteration or repeal of the DGCL that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

Section 7.2       Insurance and Subrogation.

(a)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents, fiduciaries or similar functionaries of the Company or for individuals serving at the request of the Company as directors, officers, partners, members, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent, fiduciary or similar functionary under such policy or policies.

(b)           In the event of any payment by the Company under this Agreement for which reimbursement is available under any insurance policy or policies obtained by the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under such insurance policy or policies, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, provided that all Expenses relating to such action shall be borne by the Company.

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(c)          If Indemnitee is a director of the Company, the Company will advise the Board of any proposed material reduction in the coverage for Indemnitee to be provided by the Company’s directors’ and officers’ liability insurance policy and will not effect such a reduction with respect to Indemnitee without the prior approval of at least two-thirds of the Independent Directors of the Company.

Section 7.3      Self Insurance of the Company; Other Arrangements. The parties hereto recognize that the Company may, but except as provided in Sections 7.2(a) and 7.2(c) is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee, agent, fiduciary or similar functionary of the Company or who is or was serving at the request of the Company as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other Enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of such person’s Corporate Status, whether or not the Company would have the power to indemnify such person against such expense or liability or loss.

Except as provided in Sections 7.2(a) and 7.2(c) in considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for certain (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company or its predecessors. The purchase of insurance with deductibles, limits on payments and coverage exclusions, even if in the best interest of the Company, may not be in the best interest of Indemnitee.

Section 7.4      Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Company’s prior written consent, which written consent shall not be unreasonably withheld. The Company shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 7.5       Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent, fiduciary or similar functionary of the Company or, at the request of the Company, as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other Enterprise, and thereafter shall survive until and terminate upon the expiration of ten (10) years after the latest date that Indemnitee shall have ceased to serve in any such capacity.

Section 7.6      Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto and, in the case of the Company, by action by or on behalf of its Board.

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Section 7.7     Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.8     Entire Agreement. This Agreement and the documents expressly referred to herein (including the Charter and Bylaws of the Company) constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior oral or written understandings or agreements with respect to the matters covered hereby, including without limitation any prior indemnification agreements, are expressly superseded by this Agreement.

Section 7.9     Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any Person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.10    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission if during normal business hours of the recipient, otherwise on the next business day, (b) confirmed delivery of a standard overnight courier, or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company, to it at:

Ener-Core, Inc.

9400 Toledo Way

Irvine, California 92618

Attn: Chief Financial Officer

Telephone: (949) 616-3300

If to Indemnitee, to Indemnitee at:

[INDEMNITEE NAME AND ADDRESS]

or to such other address, or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with and as provided in the provisions of this Section 7.10.

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Section 7.11      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee under Section 5.1, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery; (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial; and (e) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably _______________ as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware,.

Section 7.12     Certain Construction Rules.

(a)           The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days, and (2) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b)           For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent, fiduciary or similar functionary of the Company which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” for purposes of this Agreement and the DGCL.

Section 7.13      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 7.14      Certain Exclusions from Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement:

(a)           To indemnify Indemnitee if (and to the extent that) a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful;

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(b)           To indemnify Indemnitee for the payment to the Company of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by Indemnitee for Proceedings in connection with such payment under Section 16(b) of the Exchange Act;

(c)           To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation, or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d)           To indemnify Indemnitee, except as otherwise provided in Section 3.4 and 3.5 hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any counterclaim that the Company or its directors, officers, employees or other indemnitees assert against Indemnitee or any affirmative defense that the Company or its directors, officers, employees or other indemnitees raise, which, by any doctrine of issue or claim preclusion, could result in liability to Indemnitee, or (iii) the Company provides the indemnification or hold harmless payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(e)           To make any payment to Indemnitee of amounts otherwise indemnifiable hereunder, if and to the extent that Indemnitee has otherwise actually received such payment under the Charter and/or Bylaws of the Company, or any insurance policy, contract, agreement or otherwise.

Section 7.15      Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee’s acts of negligence, gross negligence, intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

Section 7.16      Mutual Acknowledgments. Both the Company and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Company from indemnifying the directors, officers, employees, agents, fiduciaries or similar functionaries of the Company under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the U.S. Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling Persons of the Company for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. In addition, the Company and Indemnitee acknowledge that federal law prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

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Section 7.17   Enforcement. Subject to Section 7.11, the Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with Indemnitee’s seeking or obtaining such relief.

Section 7.18    Successors and Assigns.

(a)           All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, legal representatives.

(b)          The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 7.19    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of one year from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that one-year period; provided, however, that for any claim based on Indemnitee’s breach of fiduciary duties to the Company or its stockholders, the period set forth in the preceding sentence shall be three years instead of one year; and provided, further, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Indemnification Agreement has been duly executed and delivered to be effective as of the date first above written.

ENER-CORE, INC.

By:

Name:

Title:

INDEMNITEE:

Print Name:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT